Morgan Stanley Global Opportunity Bond Fund, Inc.
Item 77Q2

Plan of Reorganization and Liquidation is incorporated
 herein by reference to the Form 497 of Morgan Stanley
Emerging Markets Debt Fund, Inc., filed onSeptember 29,
2009, Accession Number 0001104659-09-056793.